Exhibit 10.4

STOCKHOLDERS AGREEMENT

by and among

Milan Laser Inc.

and

The Initial Stockholders

[ ● ], 2021

EXHIBIT

Exhibit A: Form of Joinder Agreement

i

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (as the same may be amended from time to time in accordance with its terms, this “Agreement”) is entered into as of [●], 2021, by and among (a) Milan Laser Inc. (the “Company”), (b) Green Equity Investors VII, L.P., Green Equity Investors Side VII, L.P. (the “Blocker Stockholder”), and Milan Co-Invest, LLC (collectively, “LGP”), (c) Schumacher Milan Aggregator, LLC (the “Schumacher Entity”), (d) Saxena Milan Aggregator, LLC (the “Saxena Entity” and together with the Schumacher Entity, the “Co-founder Entities”), and (e) each of the Co-founders (as defined below), solely for purposes of Section 3.6.

Recitals

A.            The Company is proposing to consummate an initial public offering (the “Initial Public Offering”) of its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), pursuant to an Underwriting Agreement, dated [●], 2021.

B.          In connection with the Initial Public Offering, it is anticipated that the Initial Stockholders, the Company and certain of their respective Affiliates will enter into a series of related transactions pursuant to which the Initial Stockholders (excluding the Blocker Stockholder) will become holders of the Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock”), and the Blocker Stockholder will become holder of the Company’s Class C common stock, par value $0.01 per share (the “Class C Common Stock”).

C.         In connection with the Initial Public Offering, the Initial Stockholders and the Company desire to enter into this Agreement, effective upon the Effective Time (as defined herein), to agree upon the respective rights and obligations after the Effective Time with respect to the securities of the Company now or hereafter issued and outstanding and held by the parties to this Agreement and certain matters with respect to their investment in the Company.

D.            The Board of Directors of the Company (the “Board of Directors”) has approved this Agreement.

Agreement

Now therefore, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

SECTION I.      DEFINITIONS

1.1         Drafting Conventions; No Construction Against Drafter.

(a)            The headings in this Agreement are provided for convenience and do not affect its meaning. The words “include,” “includes” and “including” are to be read as if they were followed by the phrase “without limitation.” Unless specified otherwise, any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement. Unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations. If any date specified in this Agreement as a date for taking action falls on a day that is not a business day, then that action may be taken on the next business day. Unless specified otherwise, the words “party” and “parties” refer only to a party named in this Agreement or one who joins this Agreement as a party pursuant to the terms hereof.

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(b)            The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties, and there is to be no presumption or burden of proof or rule of strict construction favoring or disfavoring any party because of the authorship of any provision of this Agreement.

1.2            Defined Terms. The following capitalized terms, as used in this Agreement, have the meanings set forth below.

“Affiliate” means with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including any partner, officer, director or member of the specified Person and, if the specified Person is a private equity fund, any investment fund now or hereafter managed by, or which is controlled by or is under common control with, one or more general partners of the specified Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

“Agreement” has the mean set forth in the preamble.

“Beneficially Own” means that a specified Person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote Shares, in the aggregate and without duplication. “Beneficially Owned” and “Beneficial Owner” shall have correlative meanings.

“Board of Directors” has the meaning set forth in the recitals.

“Class A Common Stock” has the meaning set forth in the recitals.

“Class B Common Stock” has the meaning set forth in the recitals.

“Class C Common Stock” has the meaning set forth in the recitals.

“Closing” means the closing of the Initial Public Offering.

“Co-founder” means, individually, Dr. Abram Schumacher or Dr. Shikhar Saxena.

“Co-founder Designee” has the meaning set forth in Section 3.3(f)(i).

“Co-founders” means, collectively, Dr. Abram Schumacher and Dr. Shikhar Saxena.

“Co-founder Entities” has the meaning set forth in the preamble.

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“Co-founder Majority Interest” means, at any given time, the Co-founder Stockholders holding a majority of the outstanding Shares held at that specified time by all Co-founder Stockholders.

“Co-founder Stockholders” means (i) the Co-founder Entities and (ii) any Permitted Transferee of the Co-founder Entities (x) which is issued Common Stock or becomes the Beneficial Owner of any Common Stock or is Transferred any Common Stock by any other Person and (y) which becomes a party hereto by providing prior notice to each of the parties thereto and by executing a Joinder Agreement.

“Common Stock” means, collectively, the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Company” has the meaning set forth in the preamble and shall include any successor thereto.

“Company Charter” means the amended and restated certificate of incorporation of the Company in effect as of the date hereof.

“Director” means a member of the Board of Directors.

“Effective Time” has the meaning set forth in Section 4.18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Initial Public Offering” has the meaning set forth in the recitals.

“Initial Stockholders” means, collectively, LGP and the Co-founder Entities.

“IPO Expenses” means with respect to any Person, any and all reasonable out-of-pocket expenses (other than taxes and underwriting discounts and commissions) incurred or accrued by such Person in connection with the Initial Public Offering, the reorganization of the Company and/or Milan Parent, LLC and/or their respective subsidiaries in connection therewith, including, (i) all out-of-pocket costs and expenses of such Person in connection with or related to drafting, negotiating, reviewing and/or entering into this Agreement and all other agreements, documents, certificates and instruments related to the Initial Public Offering and the reorganization of the Company, Milan Parent, LLC and its and their subsidiaries, (ii) all out-of-pocket fees and expenses of complying with all applicable securities laws, (iii) all out-of-pocket road show, printing, messenger and delivery expenses and (iv) the fees and disbursements of outside counsel, accountants and financial advisors.

“Joinder Agreement” means the joinder agreement substantially in the form of Exhibit A.

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“LGP” has the meaning set forth in the preamble.

“LGP Stockholders” means (i) LGP and any other investment funds affiliated with or advised by Leonard Green & Partners, L.P. and (ii) any Permitted Transferee or Affiliate of LGP (x) which is issued Common Stock or becomes the Beneficial Owner of any Common Stock or is Transferred any Common Stock by any other Person and (y) which becomes a party hereto by providing prior notice to each of the parties thereto and by executing a Joinder Agreement.

“LGP Stockholders’ Designee” has the meaning set forth in Section 3.3(e).

“LGP Majority Interest” means, at any given time, the LGP Stockholders holding a majority of the outstanding Shares held at that specified time by all LGP Stockholders.

“Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including (i) voting or providing a written consent or proxy with respect to the Shares, (ii) voting in favor and causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result and (v) using commercially reasonable efforts to cause members of the Board of Directors, subject to any fiduciary duties that such members may have as directors of the Company, to act in a certain manner, including using commercially reasonable efforts to cause members of the Board of Directors or any nominating or similar committee of the Board of Directors to recommend the appointment of any LGP Stockholders’ Designees or Co-founder Designees as provided by this Agreement.

“NewCo” has the meaning set forth in Section 4.3.

“Nominating Committee” has the meaning set forth in Section 3.3(g).

“Permitted Transferee” has the meaning set forth in the Company Charter.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act).

“Saxena Entity” has the meaning set forth in the preamble.

“Schumacher Entity” has the meaning set forth in the preamble.

“Shares” means, at any time, (i) shares of Common Stock and (ii) any other voting equity securities now or hereafter issued by the Company, together with other shares of voting stock or other voting equity securities issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

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“Significant Co-founder Stockholders” shall mean those Co-founder Stockholders which, together with their Affiliates, own at least 5% of the Common Stock.

“Stockholders” means the Initial Stockholders and any other stockholders who from time to time become party to this Agreement by execution of a Joinder Agreement in accordance with this Agreement.

“Voting Agreement” has the meaning set forth in Section 3.6.

SECTION II.      REPRESENTATIONS AND WARRANTIES.

2.1        Representations and Warranties of the Initial Stockholders. Each Initial Stockholder has the power and authority to enter into this Agreement and carry out its obligations hereunder. Each of the Initial Stockholders hereby represents, warrants and covenants to the Company as follows: (a) if such Initial Stockholder is an entity, this Agreement has been duly authorized, executed and delivered by such Stockholder; (b) this Agreement constitutes the valid and binding obligation of such Initial Stockholder enforceable against it in accordance with its terms; and (c) if such Initial Stockholder is an entity, the execution, delivery and performance by such Initial Stockholder of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Initial Stockholder, or require such Initial Stockholder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not constitute a breach of or default under any material agreement to which such Initial Stockholder is a party.

2.2        Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Stockholders as follows: (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.

SECTION III.      CORPORATE GOVERNANCE

3.1        Chief Executive Officer. Immediately following the Closing, the Chief Executive Officer of the Company shall be Dr. Shikhar Saxena.

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3.2        Co-Executive Chairmen. Immediately following the Closing, the Co-Executive Chairmen of the Company shall be Dr. Shikhar Saxena and Dr. Abram Schumacher.

3.3          Board of Directors.

(a)          Composition of Initial Board. As of the Closing, the Board of Directors shall be comprised of seven (7) directors, subject to increase as set forth in Section 3.3(j) below.

(i)         The following three (3) directors shall be deemed to have been designated by the LGP Stockholders: Evan Hershberg, J. Kristofer Galashan, Benjamin Funk.

(ii)         The following two (2) directors shall be deemed to have been designated by the Co-founder Stockholders: Dr. Shikhar Saxena and Dr. Abram Schumacher.

(iii)         Tonya Robinson and Tracey Abbott shall each be deemed neither an LGP Stockholders’ Designee nor a Co-founder Stockholder Designee.

(b)          Board Increase or Decrease:

(i)            Except as provided in Section 3.3(b)(ii), Section 3.3(e), Section 3.3(f) and Section 3.3(j), the size of the Board of Directors shall not be increased above or decreased below seven (7) directors without the consent of each of the LGP Stockholders or Co-founder Stockholders so long as the LGP Stockholders or the Co-founder Stockholders, have the right, respectively, to designate at least one (1) director pursuant to Section 3.3(e) and Section 3.3(f), respectively.

(ii)          Notwithstanding Section 3.3(b)(i), the size of the Board of Directors shall be increased if necessary to maintain at least the minimum number of “independent directors” required under New York Stock Exchange rules (or the rules of any stock exchange of which any shares of the Company’s common stock trade) taking into account the number of LGP Stockholders’ Designees and Co-founder Designees serving on the Board of Directors pursuant to this Section 3.3 who are not “independent directors” under New York Stock Exchange rules (or the rules of any stock exchange of which any shares of the Company’s common stock trade).

(c)          Board Classes: The foregoing directors shall be divided into three classes of directors, each of whose members shall serve for staggered terms as follows:

(i)            the class I directors shall initially include Tonya Robinson and Tracey Abbott;

(ii)           the class II directors shall initially include Benjamin Funk and J. Kristofer Galashan;

(iii)          the class III directors shall initially include Dr. Shikar Saxena, Dr. Abram Schumacher and Evan Hershberg; and

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(iv)            the director added pursuant to Section 3.3(j), shall be a class I director.

(d)        The initial term of the class I directors shall expire immediately following the Company’s 2022 annual meeting of stockholders at which directors are elected. The initial term of the class II directors shall expire immediately following the Company’s 2023 annual meeting of stockholders at which directors are elected. The initial term of the class III directors shall expire immediately following the Company’s 2024 annual meeting at which directors are elected. Following the initial term of each such director, the seat held by such director shall be subject thereafter to one-year terms as set forth in the Company Charter.

(e)         LGP Stockholders’ Representation.

(i)            Following the Closing and for so long as the LGP Stockholders Beneficially Own, in the aggregate, a number of Shares representing at least the voting percentages of all Shares as shown below:

A.            the LGP Stockholders shall have the right, but not the obligation, to designate a number of individuals to include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of stockholders (each, an “LGP Stockholders’ Designee”) that, if elected, will result in the number of LGP Stockholders’ Designees serving on the Board of Directors that is shown below; and

B.            each of the Stockholders, individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the Stockholders, individually and not jointly, that the Company and such Stockholders shall take all Necessary Action to include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, the LGP Stockholders’ Designees and for such nominated individuals to be duly elected and appointed to such positions.

Voting Percentage of Shares	Number of Director Designees
50% or greater	Majority of the Board of Directors
Less than 50% but greater than or equal to 30%	3
Less than 30% but greater than or equal to 20%	2
Less than 20% but greater than or equal to 10%	1
Less than 10%	0

(ii)            Upon any decrease in the number of directors that the LGP Stockholders are entitled to designate for election to the Board of Directors such that the number of directors that the LGP Stockholders are entitled to designate is less than the number of LGP Stockholders’ Designees then serving on the Board of Directors, the LGP Stockholders shall, upon request from the Company, use their reasonable best efforts to cause the appropriate number of LGP Stockholders’ Designees to offer to tender his or her resignation.

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(iii)            Each LGP Stockholders’ Designee serving on the Board of Directors shall be entitled to the same rights and privileges applicable to all other members of the Board of Directors generally or to which all such members of the Board of Directors are entitled. In furtherance of the foregoing, the Company shall indemnify, exculpate, and reimburse fees and expenses of the LGP Stockholders’ Designees (including by entering into an indemnification agreement in a form substantially similar to the Company’s form director indemnification agreement) and provide the LGP Stockholders’ Designees with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board of Directors pursuant to the certificate of incorporation or bylaws of the Company, applicable law or otherwise.

(iv)            For so long as an LGP Stockholders’ Designee is serving on the Board of Directors, any share ownership requirement for any LGP Stockholders’ Designee serving on the Board of Directors will be deemed satisfied by the securities owned by LGP and its Affiliates.

(v)            The LGP Stockholders shall not be obligated to designate all (or any) of the directors they are entitled to designate pursuant to this Agreement, but the failure to do so shall not constitute a waiver of such rights hereunder. If at any time any of the LGP Stockholders have designated fewer LGP Stockholders’ Designees than the total number of individuals that they are then entitled to designate pursuant to this Section 3.3(e), the LGP Stockholders shall have the right, at any time and from time to time, to designate such additional individuals which they are entitled to so designate, in which case, any individuals nominated by or at the direction of the Board of Directors or any duly-authorized committee thereof for election as directors to fill any vacancy on the Board of Directors or any committee thereof shall include such designees, and the Company shall use its best efforts to (i) effect the election and appointment of such additional designees, whether by increasing the size of the Board of Directors or otherwise, and (ii) cause the election of such additional designees to fill any such newly-created vacancies or to fill any other existing vacancies.

(f)            Co-founder Stockholders’ Representation.

(i)            Following the Closing and for so long as the Co-founder Stockholders Beneficially Own, in the aggregate, a number of Shares representing at least the voting percentages of all Shares as shown below:

A.             the Co-founder Stockholders shall have the right, but not the obligation, to designate a number of individuals to include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of stockholders (each, a “Co-founder Designee”) that, if elected, will result in the number of Co-founder Designees serving on the Board of Directors that is shown below; and

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B.            each of the Stockholders, individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the Stockholders, individually and not jointly, that the Company and such Stockholders shall take all Necessary Action to include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, the Co-founder Designees and for such nominated individuals to be duly elected and appointed to such positions.

Voting Percentage of Shares	Number of Director Designees
50% or greater	Majority of the Board of Directors
Less than 50% but greater than or equal to 30%	3
Less than 30% but greater than or equal to 20%	2
Less than 20% but greater than or equal to 10%	1
Less than 10%	0

(ii)            Upon any decrease in the number of directors that the Co-founder Stockholders are entitled to designate for election to the Board of Directors such that the number of directors that the Co-Founder Stockholders are entitled to designate is less than the number of Co-Founder Designees then serving on the Board of Directors, the Co-founder Stockholders shall, upon request from the Company, use their reasonable best efforts to cause the appropriate number of Co-founder Designees to offer to tender his or her resignation.

(iii)            Each Co-founder Designee serving on the Board of Directors shall be entitled to the same rights and privileges applicable to all other members of the Board of Directors generally or to which all such members of the Board of Directors are entitled. In furtherance of the foregoing, the Company shall indemnify, exculpate, and reimburse fees and expenses of the Co-founder Designees (including by entering into an indemnification agreement in a form substantially similar to the Company’s form director indemnification agreement) and provide the Co-founder Designees with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board of Directors pursuant to the certificate of incorporation or bylaws of the Company, applicable law or otherwise.

(iv)            For so long as a Co-founder Designee is serving on the Board of Directors, any share ownership requirement for any Co-founder Designee serving on the Board of Directors will be deemed satisfied by the securities owned by the Co-founder Stockholders and their Affiliates.

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(v)            If (x) the Co-founder Stockholders are entitled to designate for election to the Board of Directors exactly three (3) directors pursuant to Section 3.3(f)(i) and (y) the LGP Stockholders are also entitled to designate for election to the Board of Directors exactly three (3) directors pursuant to Section 3.3(e)(i), then one of the Co-founder Designees shall qualify as an independent director under the applicable rules of the stock exchange on which the Class A Common Stock or any other class of stock is listed.

(vi)            The Co-Founder Stockholders shall not be obligated to designate all (or any) of the directors they are entitled to designate pursuant to this Agreement, but the failure to do so shall not constitute a waiver of his or its rights hereunder. If at any time any of the Co-founder Stockholders have designated fewer Co-founder Designees than the total number of individuals that they are then entitled to designate pursuant to this Section 3.3(f), the Co-founder Stockholders shall have the right, at any time and from time to time, to designate such additional individuals which they are entitled to so designate, in which case, any individuals nominated by or at the direction of the Board of Directors or any duly-authorized committee thereof for election as directors to fill any vacancy on the Board of Directors or any committee thereof shall include such designees, and the Company shall use its best efforts to (i) effect the election and appointment of such additional designees, whether by increasing the size of the Board of Directors or otherwise, and (ii) cause the election of such additional designees to fill any such newly-created vacancies or to fill any other existing vacancies.

(g)          Additional Obligations. An individual designated by the LGP Stockholders or Co-founder Stockholders for election (including pursuant to Section 3.3(e) and Section 3.3(f), as applicable) as a director shall comply with any applicable requirements of the charter for, and related guidelines of, any committee of the Board of Directors responsible for nominating directors (such committee, a “Nominating Committee”). Notwithstanding anything to the contrary in this SECTION III, in the event that the Board of Directors determines in good faith, after consultation with outside legal counsel, that its nomination, appointment or election of a particular LGP Stockholders’ Designee or Co-founder Designee pursuant to this Section 3.3 does not otherwise comply with any requirements of the charter for, or related guidelines of, the Nominating Committee, then the Board of Directors shall inform the LGP Stockholders or Co-founder Stockholders, as applicable, of such determination in writing and explain in reasonable detail the basis for such determination and shall designate another individual designated for nomination, election or appointment to the Board of Directors by the LGP Stockholders or Co-founder Stockholders, as applicable (subject in each case to this Section 3.3(g)), and the Board of Directors and the Company shall take all of the actions required by this SECTION III with respect to the election of such substitute LGP Stockholders’ Designee or Co-founder Designee, as applicable. It is hereby acknowledged and agreed that (i) the fact that a particular LGP Stockholders’ Designee is an Affiliate, director, professional, partner, member, manager, employee or agent of the LGP Stockholders, as applicable, or (ii) the fact that a particular LGP Stockholders’ Designee or a particular Co-founder Stockholders’ Designee does not qualify as an independent director under the applicable rules of the stock exchange on which the Class A Common Stock or any other class of stock is listed, in each case, shall not in and of itself constitute an acceptable basis for such determination by the Board of Directors.

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(h)            Vacancies; Removal Rights.

(i)            Except as provided in Section 3.3(e), with respect to decreases in ownership of the LGP Stockholders, (i) the LGP Stockholders shall have the exclusive right to request the removal of LGP Stockholders’ Designees from the Board of Directors in accordance with the bylaws of the Company then in effect and subject to the rights of holders of Shares (other than the other Stockholders that are parties hereto) under applicable law, and each of the Stockholders, individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the Stockholders, individually and not jointly, that the Company take all Necessary Action to cause the removal (whether for or without cause) of any such LGP Stockholder’s Designee at the request of the LGP Stockholders and (ii) the LGP Stockholders shall have the exclusive right to designate directors for election to the Board of Directors to fill vacancies (for the remainder of the then current term) created by reason of death, disability, removal or resignation of LGP Stockholders’ Designees to the Board of Directors, and the Company shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by the LGP Stockholders as promptly as reasonably practicable.

(ii)            Except as provided in Section 3.3(f), with respect to decreases in ownership of the Co-founder Stockholders, (i) the Co-founder Stockholders shall have the exclusive right to request the removal of Co-founder Designees from the Board of Directors in accordance with the bylaws of the Company then in effect and subject to the rights of holders of Shares (other than the other Stockholders that are parties hereto) under applicable law, and each of the Stockholders, individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the Stockholders, individually and not jointly, that the Company shall take all Necessary Action to cause the removal (whether for or without cause) of any such Co-founder Designee at the request of the Co-founder Stockholders and (ii) the Co-founder Stockholders shall have the exclusive right to designate directors for election to the Board of Directors to fill vacancies (for the remainder of the then current term) created by reason of death, disability, removal or resignation of Co-founder Designees to the Board of Directors, and the Company shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by the Co-founder Stockholders as promptly as reasonably practicable.

(i)            Committees.

(i)            In accordance with the Company’s certificate of incorporation and bylaws, (i) the Board shall establish and maintain an audit committee of the Board of Directors, as well as all other committees of the Board of Directors required in accordance with applicable laws and stock exchange regulations, and (ii) the Board of Directors may from time to time by resolution establish and maintain other committees of the Board of Directors.

(ii)            Subject to applicable laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committee, the LGP Stockholders shall have the right to have one (1) LGP Stockholders’ Designee appointed to serve on each committee of the Board of Directors for so long as the LGP Stockholders have the right to designate at least one (1) director for nomination to the Board of Directors. In furtherance of the foregoing, each of the Stockholders, individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the Stockholders, individually and not jointly, that the Company shall take all Necessary Action to have at least one (1) LGP Stockholders’ Designee appointed to serve on each committee of the Board of Directors (to the extent not prohibited by applicable law or applicable stock exchange regulations).

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(iii)            Subject to applicable laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committee, the Co-founder Stockholders shall have the right to have one (1) Co-founder Designee appointed to serve on each committee of the Board of Directors for so long as the Co-founder Stockholders have the right to designate at least one (1) director for nomination to the Board of Directors. In furtherance of the foregoing, each of the Stockholders, individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the Stockholders, individually and not jointly, that the Company shall take all Necessary Action to have at least one (1) Co-founder Designee appointed to serve on each committee of the Board of Directors (to the extent not prohibited by applicable law or applicable stock exchange regulations).

(j)            Audit Committee. Notwithstanding the foregoing, each of the Stockholders, individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the Stockholders, individually and not jointly, that the Company shall take all Necessary Actions to ensure that within twelve (12) months of [●],1 2021: (i) the size of the Board of Directors shall be increased to eight (8) directors, (ii) the new member to the Board of Directors shall meet the definition of “independent director” under New York Stock Exchange rules and (iii) the audit committee of the Company shall be composed entirely of “independent directors” under New York Stock Exchange rules. For purposes of filling the class I seat created by such increase in the size of the Board, the LGP Stockholders shall be entitled to recommend to the Board of Directors (upon reasonable consultation with the Co-founder Stockholders) the person who shall fill such seat (which, for the avoidance of doubt, shall be a one-time right that shall lapse after such initial seat is filled) and, provided such person is (A) independent under the applicable rules of the New York Stock Exchange, (B) qualified to serve in such capacity and (C) approved by the majority of the members of the Board of Directors, the Company and the Stockholders shall take all Necessary Action to cause such seat to be filled by such person.

3.4            Agreement of Company. The Company hereby agrees that it will take all Necessary Actions to cause the matters addressed by this SECTION III to be carried out in accordance with the provisions thereof.

3.5          Controlled Company. For so long as Company qualifies as a “controlled company” for purposes of any applicable stock exchange rules, the Company will not elect to forego “controlled company” status for purposes of the applicable stock exchange rules without the prior consent of the Co-Founders.

1 Note to Draft: To be the prospectus.

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3.6            Voting Agreement Solely with the Company. Each of the Stockholders and the Co-founders, individually and not jointly, agrees with the Company (and only with the Company), and the Company agrees with each of the Stockholders and the Co-founders, individually and not jointly, in person or by proxy, to cast all votes to which such Stockholder or Co-founder, as applicable, is entitled in respect of the shares of Common Stock Beneficially Owned by such Stockholder or Co-founder, as applicable, whether at any annual or special meeting, by written consent or otherwise, so as to cause to be elected to the Board of Directors those individuals designated in accordance with Section 3.3 and to otherwise effect the intent of this SECTION III.

3.7            Voting Agreement between the Co-founders. The Schumacher Entity agree with the Saxena Entity , and the Saxena Entity agree with the Schumacher Entity, in person or by proxy, to cast all votes to which the Saxena Entity and the Schumacher Entity are entitled in respect of their respective Common Stock, whether at any annual or special meeting, by written consent or otherwise, together as a group, and so as to cause to be elected to the Board of Directors those individuals designated in accordance with Section 3.3 and to otherwise effect the intent of this SECTION III (collectively, the “Voting Agreement”). Each of the Schumacher Entity and the Saxena Entity may unilaterally terminate the Voting Agreement upon prior written notice to the other party to the Voting Agreement. This Section 3.6 is for the sole benefit of the Co-founders and their Permitted Transferees, and nothing herein, express or implied, is intended to or shall confer upon any other Person (including the LGP Stockholders) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Section 3.6.

SECTION IV.      MISCELLANEOUS PROVISIONS.

4.1           Access Rights. Until such time as (i) with respect to the LGP Stockholders, the LGP Stockholders cease to have any director designees, or (ii) with respect to the Co-founder Stockholders, the Co-founder Stockholders cease to have any director designees, the Company shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to (a) afford the LGP Stockholders and each of the Significant Co-founder Stockholders, as applicable, and their respective officers, employees, auditors and other agents, during normal business hours and upon reasonable notice, at all reasonable times access to the Company’s and its subsidiaries’ officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records, and (b) afford the LGP Stockholders and each of the Significant Co-founder Stockholders, as applicable, and their officers, employees, auditors and other agents the opportunity to discuss the affairs, finances and accounts of the Company and its subsidiaries with their respective officers from time to time as each such LGP Stockholders or Significant Co-founder Stockholders, respectively, may reasonably request.

4.2           Initial Public Offering Expenses. The Company shall promptly pay or reimburse, or cause to be paid or reimbursed, all IPO Expenses of the Co-founders and LGP.

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4.3            Spin-Offs or Split-Offs. In the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Stockholder will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to offer to enter into a stockholders agreement with the Initial Stockholders (or their Permitted Transferees) that would provide the Initial Stockholders (or their Permitted Transferees) with rights vis-á-vis such NewCo that are substantially identical to those set forth in this Agreement, and which, for the avoidance of doubt, provides such Initial Stockholders (or their Permitted Transferees) high-vote stock in the NewCo if such Initial Stockholders (or Permitted Transferees) then hold high-vote stock in the Company.

4.4            Confidentiality. Each Stockholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its subsidiaries, any confidential information obtained from the Company, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of any confidentiality obligation to the Company by such Stockholder or its affiliates), (b) is or has been independently developed or conceived by such Stockholder or its Affiliates without use of or reliance on the Company’s confidential information or (c) is or has been made known or disclosed to such Stockholder by a third party (other than an Affiliate of such Stockholder) without a breach of any confidentiality obligations such third party may have to the Company that is known to such Stockholder; provided, that, a Stockholder may disclose confidential information (i) to its attorneys, accountants, consultants and other professional advisors to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Stockholder as long as such prospective purchaser executes a confidentiality agreement with the Company, in form and substance satisfactory to the Company, (iii) to any Affiliate, partner, member, limited partners, prospective partners or related investment fund of such Stockholder and their respective directors, employees, consultants and representatives, in each case in the ordinary course of business (provided that the recipients of such confidential information are subject to a customary confidentiality and non-disclosure obligation, and provided further that such Stockholder will remain liable to the Company for any breaches of confidentiality and nondisclosure obligations by such persons), (iv) as may otherwise be required by law or legal, judicial or regulatory process or (v) to the other Stockholders.

4.5            Reliance. Each covenant and agreement made by a party in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the Effective Time regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns.

4.6            Access to Agreement; Amendment and Waiver. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of the Company. Any party may waive in writing any provision hereof intended for its benefit. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. This Agreement may be amended only with the prior written consent of each of (a) the LGP Stockholders (in accordance with Section 4.21), (b) the Co-founder Stockholders (in accordance with Section 4.21), and (c) the Company. Any consent given as provided in the preceding sentence shall be binding on all parties (subject to the proviso in the preceding sentence).

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4.7            Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, electronic mail, facsimile or postage prepaid), sent by express overnight courier service, or delivered to the applicable party at the respective address indicated below:

If to the Company:

Milan Laser Inc.
17645 Wright Street, Suite 300
Omaha, NE 68130
Attention:
General Counsel (jared.widseth@milanlaser.com)
Facsimile: (833) 887-0101

With a copy (which shall not constitute notice):

Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
Attention:
Jason Silvera (Jason.Silvera@lw.com)
Greg Rodgers (Greg.Rodgers@lw.com)
Facsimile: (212) 751-4864

If to the LGP Stockholders:

c/o Leonard Green & Partners, L.P.
11111 Santa Monica Blvd., #2000
Los Angeles, California 90025
Attention: Evan Hershberg (ehershberg@leonardgreen.com)
Facsimile: (310) 954-0404

With a copy (which shall not constitute notice):

Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
Attention:
Jason Silvera (Jason.Silvera@lw.com)
Greg Rodgers (Greg.Rodgers@lw.com)
Facsimile: (212) 751-4864

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If to the Schumacher Entity:

1515 S 218th Street

Elkhorn, NE 68022

Attention:

Abe Schumacher, M.D. (abeschumacher@milanlaser.com)

With a copy (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 W 52nd Street
New York, New York 10019
Attention:
Alison Z. Preiss (AZPreiss@wlrk.com)
Elina Tetelbaum (ETetelbaum@wlrk.com)

If to the Saxena Entity:
4041 S 173rd Cir
Omaha, NE 68130
Attention:
Shikhar Saxena, M.D. (ssaxena@milanlaser.com)

With a copy (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 W 52nd Street
New York, New York 10019
Attention:
Alison Z. Preiss (AZPreiss@wlrk.com)
Elina Tetelbaum (ETetelbaum@wlrk.com)

At such Person’s address for notice as set forth in the books and records of the Company, or, as to each of the foregoing, at such other address as shall be designated by a party in a written notice to other parties complying as to delivery with the terms of this Section 4.7. All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mail or (ii) one day after being deposited with the express overnight courier service, respectively, addressed as aforesaid.

4.8            Counterparts; Electronic Delivery. This Agreement may be executed in two or more counterparts, and delivered via facsimile, .pdf or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

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4.9         Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any party will result in irreparable injury to the other parties, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance or injunctive relief (to the extent permitted at law or in equity). If any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein are not to be in any way impaired thereby, it being intended that all of the rights and privileges of the parties be enforceable to the fullest extent permitted by law.

4.10         Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof.

4.11        Termination; Withdrawal.

(a)         This Agreement shall automatically terminate on the earliest of:

(i)            Each of the LGP Stockholders and the Co-founder Stockholders cease to have any board designation rights under this Agreement;

(ii)            Upon the written consent of each of the LGP Stockholders and the Co-founder Stockholders; and

(iii)          The dissolution or liquidation of the Company.

(b)         This Agreement shall automatically terminate with respect to each Stockholder on such date as such Stockholder ceases to directly hold any Shares.

(c)        Each Stockholder, in such Stockholder’s sole discretion, may withdraw from this Agreement at any time by written notice to the Company. Thereafter, such Stockholder shall cease to be a party to this Agreement, shall have no further rights or obligations hereunder and none of the terms or provisions hereof shall have any continuing force and effect with respect to such Stockholder, except that such Stockholder shall continue to be bound by Section 3.5 notwithstanding any such withdrawal. For the avoidance of doubt, upon the withdrawal of one of the Stockholders, this Agreement (including Section 3.6) shall remain in place between the Company and the remaining Stockholders.

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4.12        Governing Law. This Agreement is to be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

4.13        Successors and Assigns; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and assigns of the parties as contemplated herein. Any successor to the Company by way of merger or otherwise must specifically agree to be bound by the terms hereof as a condition of such succession.

4.14        Consent to Jurisdiction; WAIVER OF JURY TRIAL.

(a)            Each of the parties hereto irrevocably and unconditionally consents to the sole and exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to or in connection with this Agreement or the negotiation, breach, validity, termination or performance hereof and thereof or the transactions contemplated hereby and thereby and agrees that it will not bring any such action in any court other than the federal or state courts located in Wilmington, Delaware. Each party further irrevocably waives any objection to proceeding in such courts based upon lack of personal jurisdiction or to the laying of venue in such courts and further irrevocably and unconditionally waives and agrees not to make a claim that such courts are an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given as provided in Section 4.7. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment of a Delaware federal or state court, or the taking of any action under this Agreement to enforce such a judgment, in any other appropriate jurisdiction.

(b)        EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED AND DELIVERED PURSUANT TO OR IN CONNECTION HEREWITH OR THE NEGOTIATION, BREACH, VALIDITY, TERMINATION OR PERFORMANCE HEREOF AND THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHER, (I) NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION AND (ii) NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 4.14. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

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4.15            Further Assurances; Company Logo. At any time or from time to time after the Effective Time, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder. The Company hereby grants the LGP Stockholders and the Co-founder Entities and each of their respective Affiliates permission to use the Company’s and its subsidiaries’ name and logo in marketing materials.

4.16            Obligation to Update Stockholders. Until such time as (i) with respect to the LGP Stockholders, the LGP Stockholders cease to have any director designees, or (ii) with respect to the Co-founder Stockholders, the Co-founder Stockholders cease to have any director designees, the Company shall keep each LGP Stockholder, Significant Co-founder Stockholder, LGP Stockholders’ Designee and Co-founder Designee, as applicable, informed, on a current basis, of any events, discussions, notices or changes with respect to any tax (other than ordinary course communications which could not reasonably be expected to be material to the Company), criminal or regulatory investigation or action involving the Company or any of its subsidiaries, and shall reasonably cooperate with the LGP Stockholders and Significant Co-founder Stockholders, as applicable, in an effort to avoid or mitigate any cost or regulatory consequences to such Stockholders that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities and coordinating and providing assistance in meeting with regulators).

4.17            No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto.

4.18            Effectiveness of Agreement. This Agreement shall become effective (such time, the “Effective Time”) immediately prior to the effectiveness of the Company’s registration statement on Form S-1 related to the Initial Public Offering.  However, to the extent the Closing does not occur, the provisions of this Agreement shall be without any force or effect.

4.19            Removal of Legends. The Company shall remove any restrictive legends on any Shares held by any Stockholder promptly upon request by such Stockholder if such legend is not, in the reasonable determination of the Company upon the advice of legal counsel, required to comply with applicable securities laws; provided that the Company may require customary documentation evidencing the propriety of removal prior to any such removal other than in connection with a transfer made pursuant to an effective registration statement.

4.20            Inconsistent Agreements. Neither the Company nor any Stockholder shall enter into any agreement or side letter with, or grant any proxy to, any Stockholder, the Company or any other Person (whether or not such proxy, agreements or side letters are with other Stockholders, holders of Shares that are not parties to this Agreement or otherwise) that conflicts with the provisions of this Agreement or which would obligate such Person to breach any provision of this Agreement.

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4.21            Grant of Consent. If any consent, approval or action of the Stockholders is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders that Beneficially Own (i) the LGP Majority Interest and (ii) the Co-founder Stockholder Majority Interest, each provide such consent, approval or action in writing at such time, unless this Agreement provides for more specific consent requirements.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties are signing this Stockholders Agreement as of the date first set forth above.

MILAN LASER INC.

By:
	Name:	[●]
	Title:	[●]

[Signature Page to Stockholders Agreement]

GREEN EQUITY INVESTORS VII, L.P.

By:	[GEI Capital VII, LLC, its General Partner]

By:
	Name:	[●]
	Title:	[●]

GREEN EQUITY INVESTORS SIDE VII, L.P.

By:	[GEI Capital VII, LLC, its General Partner]

By:
	Name:	[●]
	Title:	[●]

Milan Co-Invest, LLC

By:	[GEI Capital VII, LLC, its General Partner]

By:
	Name:	[●]
	Title:	[●]

[Signature Page to Stockholders Agreement]

Schumacher Milan Aggregator, LLC

By:
	Name:	Abram Schumacher
	Title:	Manager

Solely for purposes of Section 3.5:

ABRAM SCHUMACHER

[Signature Page to Stockholders Agreement]

Schumacher Aggregator, LLC

By:
	Name:	Shikhar Saxena
	Title:	Manager

Solely for purposes of Section 3.5:

SHIKHAR SAXENA

[Signature Page to Stockholders Agreement]

EXHIBIT A
Joinder Agreement

By execution of this signature page, [_______________] (the “Joining Stockholder”) hereby agrees to become a Party to, and to be bound by the obligations of, and receive the benefits of, that certain Amended and Restated Stockholders Agreement, dated as of [ ● ], 2021, by and among Milan Laser Inc., [ ● ], and certain other Parties named therein, as amended from time to time thereafter.

By execution of this signature page the Joining Stockholder hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.1 as if the Joining Stockholder were an Initial Stockholder.

[NAME]

By:
Name: [●]
Title: [●]

Notice Address:

Name: [●]
Title: [●]

Accepted:

MILAN LASER INC.

By:
Name:
Title: